UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 14, 2015 (December 9, 2015)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	20-0937461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Gratiot Road, Suite One Saginaw, MI	48609
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

There are statements in this Current Report on Form 8-K that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “expect” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.  Although management believes that the assumptions underlying the forward looking statements included in this Current Report are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Current Report will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1.01 ENTRY INTO a Material Definitive Agreement.

On December 9, 2015, HPIL Holding (the “Company) entered into an Asset Purchase and Sale Agreement (the “Agreement”) with GIOTOS Limited, a private limited company organized in the United Kingdom (“GIOTOS”; GIOTOS and the Company may be referred to herein individually as a “Party” or, collectively, as the “Parties”). Pursuant to the Agreement, the Company sold, assigned, conveyed and delivered certain patent rights and other related business processes and know-how related to the IFLOR Stimulating Massage Device (collectively, the “IFLOR Business”) and certain additional assets related to the IFLOR Business (collectively, the “Additional IFLOR Business”; the Additional IFLOR Business together with the IFLOR Business and Intellectual Property, the “IFLOR Asset”) to the Company, in consideration for Ten Million Forty Thousand (10,040,000) shares of the Company common stock (the “Purchase Price”) transferred from GIOTOS to the Company. The portion of the Purchase Price allocated as consideration for the IFLOR Business is Nine Million Six Hundred Fifteen Thousand Five Hundred (9,615,500) shares, and the portion of the Purchase Price allocated as consideration for the Additional IFLOR Business shall be Four Hundred Twenty Four Thousand Five Hundred (424,500) shares.

The Agreement was closed on December 9, 2015, at which time, pursuant to the Agreement, the Company executed and delivered an assignment of the IFLOR Asset to GIOTOS.  GIOTOS has sent the full amount of the Purchase Price as of December 14, 2015, which the Company expects to receive and complete cancellation of the shares composing the Purchase Price on or about December 17, 2015.

Immediately prior to the transaction consummated by the Agreement, GIOTOS owned 50,000,000 shares of the Company common stock.  Additionally, GIOTOS is majority owned and operated by Louis Bertoli, who is the Company’s Chairman of the Board and the President and Chief Executive Officer

As of the date of the Agreement, the shares of the company Common Stock were quoted at $1.30 per share (the “Current Stock Price”), making the total value of the Purchase Price equal to $13,052,000.  The Company determined the amount of the Purchase Price by adding the fair value of the IFLOR Business as of the date was acquired by the Company in 2012 ($12,500,000), as determined by a third-party valuation of the IFLOR Business conducted in 2013 divided by the Current Stock Price, plus the total amount of funds actually expended by the Company in developing the Additional IFLOR Assets ($551,850) divided by the Current Stock Price (the portion of the Purchase Price allocated to each of the IFLOR Business and Additional IFLOR Assets was determined in the same manner).  Mr. Bertoli, as an interested director, did not participate in the approval of the Agreement and the Purchase Price by the Board of Directors of the Company

The foregoing summary of the Agreement is not complete and is qualified in their entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

ITEM 2.01 cOMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure required by this item is included in Item 1.01 hereof and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

            (d)  Exhibits

Exhibit                       Description

10.1                             Asset Purchase and Sale Agreement entered into by and between HPIL Holding and GIOTOS Limited on December 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: December 14, 2015	By: /S/ Nitin Amersey Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary